Exhibit 99.1

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIRIES

CONSOLIDATED FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 31, 2013

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIRIES

F-1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Worldwide Media Investments Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Worldwide Media Investments Corp. and Subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, equity, and cash flows for each of the years in the two-year period ended December 31, 2013 and 2012. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the consolidated financial statements, the Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KCCW Accountancy Corp.

Diamond Bar, California
August 14, 2014

F-2

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
Assets

Current Assets
Cash and cash equivalents	$323,123	$66,098
Restricted cash	-	51,738
Accounts receivable, net	511,484	498,634
Due from related parties	250,939	325,179
Security deposits	3,017	30,823
Other current assets	8,531	17,576
Current assets of discontinued operations	90,298	-
Total Current Assets	1,187,392	990,048

Film costs	-	90,304
Furniture, fixture, and equipment, net	136,578	202,573
Security deposits	30,587	3,201
Intangible assets, net	49,255	83,168
Other assets	-	757

Total Assets	$1,403,812	$1,370,051

Liabilities and Equity

Current Liabilities
Short-term loan	$-	$344,234
Long-term debt, current	515,763	106,268
Accounts payable	478,805	114,479
Advance from customers	79,328	-
Accrued expenses	614,824	440,610
Due to related parties	6,510	247,978
Other current liabilities	5,988	9,575
Current liabilities of discontinued operations	92,028	-
Total Current Liabilities	1,793,246	1,263,144

Long-term debt	390,780	520,856
Total Liabilities	2,184,026	1,784,000

Equity
Common stock - $1.00 par value
Authorized: 20,000,000 shares
Issued: 17,000,000 shares issued and outstanding as of December 31, 2013	17,000,000	-
Discount on capital	(17,000,000)	-
Paid-in capital	-	1,799,415
Additional paid-in capital	1,178,816	-
Subscriptions received in advance	1,522,388	-
Accumulated deficit	(3,073,315)	(2,066,623)
Accumulated other comprehensive loss	(101,233)	(146,741)
Total Stockholders' Deficit	(473,344)	(413,949)
Noncontrolling Interests	(306,870)	-
Total Deficit	(780,214)	(413,949)

Total Liabilities and Equity	$1,403,812	$1,370,051

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For The Years Ended
	December 31,
	2013	2012

Net revenue	$3,225,163	$2,944,769
Cost of revenue	(2,786,702)	(2,567,563)
Gross Profit	438,461	377,206

Selling expenses	(998,148)	(963,906)
General and administrative expenses	(1,963,141)	(962,011)
Total Operating Expense	(2,961,289)	(1,925,917)

Operating loss	(2,522,828)	(1,548,711)

Other income (expense)
Interest income	848	642
Interest expense	(25,267)	(23,536)
Other income (expense), net	7,930	(6,983)
Total Other Expense	(16,489)	(29,877)

Loss from continuing operations before income taxes	(2,539,317)	(1,578,588)
Income taxes	-	-
Loss from continuing operations	(2,539,317)	(1,578,588)
Loss from discontinued operations, net of income taxes	(189,751)	-

Net loss	(2,729,068)	(1,578,588)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	898,853	-
Net loss from discontinued operations	120,871	-
Total net loss attributable to noncontrolling interests	1,019,724	-

Net loss attributable to Worldwide Media Investments Corp.	(1,709,344)	(1,578,588)
Foreign currency translation loss	(3,776)	(21,417)
Comprehensive loss	(1,713,120)	(1,600,005)
Other comprehensive income attributable to noncontrolling interests	(608)	-
Comprehensive loss attributable to Worldwide Media Investments Corp.	$(1,713,728)	$(1,600,005)

Amount attributeable to common stockholders:
Net loss from continuing operations, net of income taxes	$(1,640,464)	$(1,578,588)
Net loss from discontinued operations, net of income taxes	(68,880)	-
Net loss attributable to common stockholders	$(1,709,344)	$(1,578,588)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY

							Accumulated
	Common Stock /			Additional	Subscriptions		Other
	Paid-in Capital		Discount	Paid-in	Received	Accumulated	Comprehensive	Non-controlling	Total
	Shares	Amount	on Capital	Capital	In Advance	Deficit	Loss	Interests	Equity

Balance at December 31, 2011	-	$2,387,775	$-	$-	$-	$(2,836,124)	$(125,324)	$-	$(573,673)
Capital reduction to offset accumulated deficit	-	(2,348,089)	-	-	-	2,348,089	-	-	-
Debt conversion to paid-in capital	-	967,851	-	-	-	-	-	-	967,851
Capital contributions	-	791,878	-	-	-	-	-	-	791,878
Foreign currency translation	-	-	-	-	-	-	(21,417)	-	(21,417)
Net loss for the year ended December 31, 2012	-	-	-	-	-	(1,578,588)	-	-	(1,578,588)
Balance at December 31, 2012	-	1,799,415	-	-	-	(2,066,623)	(146,741)	-	(413,949)
Debt conversion to paid-in capital	-	1,884,739	-	-	-	-	-	-	1,884,739
Capital contributions	-	408,580	-	-	-	-	-	-	408,580
Issuance of founder's shares	17,000,000	17,000,000	(17,000,000)	-	-	-	-	-	-
Effect of restructuring	-	(4,092,734)	-	1,178,816	-	702,652	49,892	636,819	(1,524,555)
Subscriptions received in advance	-	-	-	-	1,522,388	-	-	-	1,522,388
Subsidiary interest acquired by noncontrolling interest	-	-	-	-	-	-	-	75,427	75,427
Foreign currency translation	-	-	-	-	-	-	(4,384)	608	(3,776)
Net loss for the year ended December 31, 2013	-	-	-	-	-	(1,709,344)	-	(1,019,724)	(2,729,068)
Balance at December 31, 2013	17,000,000	$17,000,000	$(17,000,000)	$1,178,816	$1,522,388	$(3,073,315)	$(101,233)	$(306,870)	$(780,214)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to common stockholders	$(1,709,344)	$(1,578,588)
Loss from discontinued operations	68,880	-
Depreciation	115,601	168,562
Amortization	70,923	116,229
Loss on film costs	134,321	-
Loss from disposal of equipment	-	645
Net loss attributable to noncontrolling interests	(898,853)	-
Loss from lawsuit settlement	92,824	-
Bad debt expense	8,314	-
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accounts receivable	(34,333)	(98,381)
(Increase) decrease in security deposits	(472)	11,875
(Increase) decrease in other current assets	6,037	(11,690)
Increase in film costs	(43,341)	(88,751)
Decrease (increase) in other assets	741	(744)
Increase in accounts payable	369,177	72,166
Increase (decrease) in advance from customers	79,729	(21,153)
Increase (decrease) in accrued expenses	93,850	(32,116)
(Decrease) increase in other current liabilities	(3,352)	6,426
Net cash used in continuing activities	(1,649,298)	(1,455,520)
Net cash used in discontinued operations	(233,091)	-
Net cash used in operating activities	(1,882,389)	(1,455,520)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(54,597)	(54,775)
Purchase of intangible assets	(39,024)	-
Acquisition of subsidiary equity interest	(92,655)	-
Net cash used in continuing activities	(186,276)	(54,775)
Net cash used in discontinued operations	-	-
Net cash used in investing activities	(186,276)	(54,775)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments of) proceeds from short-term loan	(336,928)	338,317
Proceeds from long-term loans	297,313	616,345
Cash released from (restricted for) commercial line of credit	50,640	(50,849)
Net proceeds from (repayments of) short-term loans from related parties	1,680,298	(182,406)
Proceeds from subscriptions received in advance	1,522,388	-
Return of capital as an effect of restructuring	(1,522,388)	-
Net proceeds from capital contributions	404,313	791,662
Net cash provided by continuing activities	2,095,636	1,513,069
Net cash provided by discontinued operations	239,790	-
Net cash provided by financing activities	2,335,426	1,513,069

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(3,037)	2,597

NET INCREASE IN CASH & CASH EQUIVALENTS	263,724	5,371
NET INCREASE IN CASH & CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS	6,699	-
NET INCREASE IN CASH & CASH EQUIVALENTS FROM CONTINUING OPERATIONS	257,025	5,371

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	66,098	60,727
CASH & CASH EQUIVALENTS, ENDING BALANCE	$323,123	$66,098

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$24,192	$23,536
NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital reduction to offset accumulated losses	$-	$2,348,089
Debt conversion to paid-in capital	$1,884,739	$967,851

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Worldwide Media Investments Corp. (the “Company”) was incorporated in Anguilla on June 4, 2013 under the Anguilla International Business Companies Act, 2000. The Company is a holding company and has not carried out substantive business operations of its own. Mr. Alan Chen is the only director and owns 85% of the Company’s common stock.

Nownews Network Co., Ltd, (“Nownews Network”) was incorporated in Taipei City, Taiwan on June 8, 2006. Nownews Network is a media company with operations in Taiwan. Nownews Network operates a news website and sells advertising spaces on its website. In addition, Nownews Network provides editing services of news articles, pictures, and videos, and sells the broadcasting rights of its news articles, pictures, and videos. Mr. Alan Chen is a director and former Chairman of Nownews Network.

In August 2013, Nownews Network established Nownews International Marketing Co., Ltd (“Nownews International”) as a 55% owned subsidiary. Mr. Shu-sen Chang, the former Chairman and current director of Nownews Network, and one other shareholder, own 10% and 35% of Nownews International, respectively. The primary business of Nownews International is to sell advertisement spaces in its own newspapers.

On December 27, 2013, the Board of Directors of Nownews Network approved the termination of operations of Nownews International. The results of Nownews International have been presented as discontinued operations in the consolidated statements of income and comprehensive income. Nownews Network has reclassified the assets and liabilities of the discontinued entity in the accompanied consolidated financial statements.

During September through December 2013, Sky Media Investments, Co., Ltd. (“Sky Media”), a company incorporated in Anguilla and a wholly-owned subsidiary of the Company, acquired 7,999,945 common shares (or 66.3%) of Nownews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of Nownews Network prior to the above transaction (the “Restructuring Transaction”).

The Company’s fiscal year ends on December 31st.

NOTE 2: GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy its liabilities and sustain operations. The Company had accumulated deficits of $3,073,315 and $2,066,623, and stockholders’ deficits of $473,344 and $413,949 as of December 31, 2013 and 2012, respectively, including net losses attributable to common stockholders of $1,709,344 and $1,578,588 for the years then ended. In addition, current liabilities exceed current assets by $605,854 and $273,096 as of December 31, 2013 and 2012, respectively, representing significant working capital deficits. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) sales of the Company’s services, (3) short-term and long-term borrowings from banks, and (4) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

F-7

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and Nownews Network were entities under common control prior to the restructuring transaction, we have recast prior period financial statements to reflect the conveyance of Nownews Network to Sky Media as if the restructuring transaction had occurred as of January 1, 2012. All significant intercompany transactions and account balances have been eliminated.

The functional currency of Nownews Network and Nownews International is the New Taiwan dollars, however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of estimates and assumptions:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the consolidated financial statements include depreciation, useful lives of property and equipment, deferred income taxes, useful life of intangible assets and contingencies. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2013 and 2012, the Company has uninsured deposits in banks of approximately $222,553 and $0, respectively.

As of December 31, 2013 and 2012, $0 and $51,738 of cash was restricted as collateral for a commercial line of credit obtained from Shin Kong Commercial Bank in February 2012 (see Note 7). These amounts were designated as restricted cash under current assets on the Company’s balance sheets.

Accounts receivable:

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2013 and 2012, the Company assessed the allowance for doubtful accounts of $36,003 and $28,476, respectively.

F-8

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Film costs:

In accordance with ASC 926, “Entertainment –Films” (“ASC 926”), Film Entertainment costs include capitalizable production costs, production overhead, interest, development costs and acquired production costs and are stated at the lower of cost, less accumulated amortization, or fair value. These costs, as well as participations and talent residuals, are recognized as operating expenses based on the ratio that gross revenues of the current period bear to management’s estimate of total ultimate gross revenues. Television production costs incurred in excess of the amount of revenue contracted for each episode in the initial market are expensed as incurred on an episode-by-episode basis. Estimates for initial syndication and basic cable revenues are not included in the estimated lifetime revenues of network series until such sales are probable. Television production costs incurred subsequent to the establishment of secondary markets are capitalized and amortized. Marketing costs and development costs under term deals are charged as operating expenses as incurred. Development costs for projects not produced are written-off at the earlier of the time the decision is made not to develop the story or after three years.

Costs of film and television productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company's assumptions about how market participants would price the asset at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off.

As of December 31, 2012, film costs included a film in production in the amount of $90,304. During the year ended December 31, 2013, the Company has incurred additional film production costs of $43,341. The film has been completed but not released as of December 31, 2013. Because estimates of total revenues indicate that the film produced by the Company has a fair value that is less than its unamortized costs, management has assessed and recognized a loss on film costs of $134,321 during the year ended December 31, 2013.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extends the life of property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Electronic Equipment	3 to 5 years
Computer Equipment	3 to 5 years
Office Equipment and Furniture	3 to 5 years
Leasehold Improvement	Lesser of term of the lease or the estimated useful lives of the assets

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets:

Intangible assets consist of software, trademark, and copyrights (see Note 6). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the years ended December 31, 2013 and 2012.

F-9

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition:

Product and service revenue is recognized when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue. The Company recognizes revenue for product sales upon transfer of title to the customer.  The Company recognizes revenue for services upon performance of the service.  Customer purchase orders and/or contracts will generally be used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, will be used to verify product delivery or that services have been rendered.  The Company will assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

Post-retirement and post-employment benefits:

Nownews Network adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, Nownews Network makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. Nownews Network has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $128,492 and $135,166 for the years ended December 31, 2013 and 2012, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Foreign currency translation:

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains the books and records in its functional currency, being the primary currency of the economic environment in which its operations are conducted. For reporting purpose, the Company translates the assets and liabilities to U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet and is included as part of accumulated other comprehensive income. The functional currency of the Company is New Taiwan Dollars.

Statement of cash flows:

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to changes in assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both December 31, 2013 and 2012.

F-10

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At December 31, 2013 and 2012, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to the tax authority in Taiwan for years since incorporated.

Earnings per share (EPS):

Earnings per share is calculated in accordance with ASC 260. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock instruments were converted or exercised. Options and warrants are assumed to be exercised at the beginning of the period if the average stock price for the period is greater than the exercise price of the warrants and options. For the years ended December 31, 2013 and 2012, no options or warrants were issued or outstanding.

Discontinued operations

Results of the Company’s discontinued entity have been presented in discontinued operations in the financial statements. See Note 1 and Note 12 for additional information.

Recent accounting pronouncements:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply the following steps:

Step 1:  Identify the contract(s) with a customer.

Step 2:  Identify the performance obligations in the contract.

Step 3:  Determine the transaction price.

Step 4:  Allocate the transaction price to the performance obligations in the contract.

Step 5:  Recognize revenue when (or as) the entity satisfies a performance obligation.

An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. For a public entity, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier. The Company has begun evaluating future impact of adopting this standard on the Company’s consolidated financial position and operating results.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20. A discontinued operation may include a component of an entity or a group of components of an entity, or a business or nonprofit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendments in this Update require an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. The amendments in this Update require a public business entity and a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update require all other entities to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update expand the disclosures about an entity’s significant continuing involvement with a discontinued operation. Those disclosures are required until the results of operations of the discontinued operation in which an entity retains significant continuing involvement are no longer presented separately as discontinued operations in the statement where net income is reported (or statement of activities for a not-for-profit entity). The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

F-11

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2014, the FASB issued ASU 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill. The amendments in this Update allow an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in this Update should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. The disclosures required under this alternative are similar to existing U.S. generally accepted accounting principles (GAAP). However, an entity that elects the accounting alternative is not required to present changes in goodwill in a tabular reconciliation. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In December 2013, the FASB issued ASU 2013-12, “Definition of a Public Business Entity”. The Board has decided that it should proactively determine which entities would be within the scope of the Private Company Decision-Making Framework: A Guide for Evaluating Financial Accounting and Reporting for Private Companies (Guide). This will aim to minimize the inconsistency and complexity of having multiple definitions of, or a diversity in practice as to what constitutes, a nonpublic entity and public entity within U.S. generally accepted accounting principles (GAAP) on a going-forward basis. This Update addresses those issues by defining public business entity. The Accounting Standards Codification includes multiple definitions of the terms nonpublic entity and public entity. The amendment in this Update improves U.S. GAAP by providing a single definition of public business entity for use in future financial accounting and reporting guidance. The amendment does not affect existing requirements. There is no actual effective date for the amendment in this Update. However, the term public business entity will be used in Accounting Standards Updates which are the first Updates that will use the term public business entity. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2014. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

F-12

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

NOTE 4: ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31, 2013	December 31, 2012
Accounts receivable	$547,487	$527,110
Less: Allowance for doubtful accounts	(36,003)	(28,476)
Accounts receivable, net	$511,484	$498,634

NOTE 5: PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31,	December 31,
	2013	2012
Office equipment and furniture	$374,680	$436,100
Electronic equipment	149,732	139,997
Leasehold improvement	114,008	96,704
Computer equipment	81,368	64,058
	719,788	736,859
Less: Accumulated depreciation	(583,210)	(534,286)
	$136,578	$202,573

Depreciation expense for the years ended December 31, 2013 and 2012 was $115,601 and $168,562 respectively.

NOTE 6: INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	December 31,	December 31,
	2013	2012
Copyrights	$948,203	$957,599
Software	27,215	4,140
Trademark	7,041	7,229
	982,459	968,968
Accumulated amortization	(933,204)	(885,800)
Intangible assets, net	$49,255	$83,168

Intangible assets amounted to $49,255 and $83,168 as of December 31, 2013 and 2012 respectively, mainly consisted of copyrights and software acquired, and trademark.

F-13

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Copyrights

Copyrights mainly include the copyrights of multiple films and pictures acquired from June 2007 to October 2009, and during the year ended December 31, 2013, with the total purchase amount of NT$28,284,903 (approximately $948,203). Copyrights are amortized based on their determined useful life, and tested annually for impairment. The amortization period ranges from 2 to 10 years. Amortization expense related to copyrights was $69,831 and $114,810 for the years ended December 31, 2013 and 2012, respectively.

For the years ended December 31, 2013 and 2012, total amortization expense amounted to $70,923 and $116,229, respectively.

Estimated amortization for the next five years and thereafter is as follows:

As of December 31,	Amount
2014	$18,552
2015	14,068
2016	10,158
2017	6,070
2018	401
Thereafter	6
$49,255

NOTE 7: BANK LOANS

Short-term loan

Short-term loan represents borrowings from commercial bank due within one year. The short-term loan consists of the following:

	December 31, 2013	December 31, 2012

Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 3% per annum, the term started February 13, 2012 with the maturity date February 13, 2013, secured by a property owned by a Director of Nownews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of Nownews Network), as well as their personal guarantees (see Note 13).	$-	$344,234

The short-term loan has been paid off in full amount on April 19, 2013. Interest expense for the years ended December 31, 2013 and 2012 amounted to $3,489 and $8,481, respectively.

F-14

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-term debt

Long-term debt consists of the following:

	December 31, 2013	December 31, 2012
Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.75% per annum, the term started April 9, 2013 with the maturity date October 9, 2014, secured by a property owned by a Director of Nownews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of Nownews Network), as well as their personal guarantees (see Note 13).	$466,586	$-
Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 2.5% per annum, the term started February 8, 2012 with the maturity date February 8, 2019, secured by a property owned by a Director of Nownews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of Nownews Network), as well as their personal guarantees (see Note 13).	439,957	501,022
Loan from Taiwan Shin Kong Commercial Bank Co., Ltd., interest rate at 3.5% per annum, the term started February 8, 2012 with the maturity date February 8, 2015, secured by a property owned by a Director of Nownews Network (former Chairman) and his wife (currently the Director of Supervisory Committee of Nownews Network), as well as their personal guarantees (see Note 13).	-	126,102
	906,543	627,124
Current portion	(515,763)	(106,268)
Total	$390,780	$520,856

The obligation under long-term debt is as follows:

As of December 31,	Amount
2014	$515,763
2015	50,421
2016	51,696
2017	53,003
2018	54,343
Thereafter	181,317
$906,543

The balance of restricted cash of $51,738 (NT$1.5 million) as of December 31, 2012 represented a collateral for the commercial line of credit obtained in February, 2012. The long-term loan of $126,102 at December 31, 2012 in connection with this line of credit has been repaid in full amount on April 19, 2013.

Interest expense for the years ended December 31, 2013 and 2012 amounted to $21,778 and $15,055, respectively.

F-15

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,	December 31,
	2013	2012
Accrued payroll	$236,553	$230,967
Accrued lawsuit settlement	105,715	13,425
Accrued employee benefits and pension expenses	88,813	71,762
Accrued bonus	66,037	47,886
Accrued consulting fees	30,789	-
Accrued office rent and management fees	14,630	13,356
Accrued taxes	10,085	17,821
Other	62,202	45,393
Total	$614,824	$440,610

NOTE 9: INCOME TAX

Anguilla

Worldwide Media Investments Corp. and Sky Media are incorporated in Anguilla, which does not tax income.

Taiwan, ROC

Nownews Network and Nownews International are incorporated in Taiwan. The Taiwan Income Tax Law imposes a unified enterprise income tax rate of 17% on all enterprises with taxable income greater than approximately $4,043 (NT$120,000). No income tax liabilities existed as of December 31, 2013 and 2012 due to the Company’s continuing operating losses.

F-16

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Provision for income tax consists of the following:

	For The Years Ended
	December 31,
	2013	2012

Current
Taiwan	$-	$-
	-	-
Deferred
Taiwan
Current portion
Temporary difference from revenue	(10,360)	(20,139)
Temporary difference from general and administrative expenses	(30,336)	(193)
Temporary difference from interest expenses	(182)	(3,928)
Temporary difference from other income	(1,851)	-
Valuation allowance	42,729	24,260
Net changes in deferred income tax under current portion	-	-

Non-current portion
Deferred tax asset for NOL carryforwards	(378,672)	(246,035)
Valuation allowance	378,672	246,035
Net changes in deferred income tax under non-current portion	-	-

Net deferred income tax expenses (benefit)	-	-

Total provision for income tax	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Years Ended December 31,
	2013	2012

Taiwan statutory income tax rate	17.0%	17.0%
šNet permanent and temporary differences	-2.6%	-1.7%
Changes in valuation allowance	-14.4%	-15.3%
Effective income tax rate	0.0%	-0.0%

Significant components of the Company’s deferred taxes as of December 31, 2013 and 2012 were as follows:

	December 31,	December 31,
	2013	2012
Deferred tax assets:
Net operating loss carryforwards	$1,860,524	$1,521,640
Net differences in accounting for revenue and expenses	141,697	125,884
Total deferred tax assets	2,002,221	1,647,524
Less: Valuation allowance	(2,002,221)	(1,647,524)
Deferred tax assets, net	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. As of December 31, 2013 and 2012, the Company accrued 100% valuation allowance against its deferred tax assets based on the assessment of the probability of future realization.

F-17

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: STOCKHOLDERS’ EQUITY

As of December 31, 2013, the Company was authorized to issue a total of 20,000,000 shares of common stock, par value $1.00 per share. On February 24, 2014, the Company increased its total authorized common shares to 100,000,000 shares.

On June 4, 2013, the Company issued 17,000,000 common shares to Mr. Alan Chen as founder’s shares for no consideration exchanged. As a result, a discount on capital of $17,000,000 was recorded. On the same date, Mr. Chen conveyed 1,000,000 shares, 8,548,000 shares, 3,816,000 shares, and 3,636,000 shares to Legend Media Investments Co., Ltd., Pioneer Media Investments Co., Ltd., Intelligent Media Investments Co., Ltd., and Core Winner Investment Limited, respectively (collectively, the “Recipients”). All of the recipients are entities under Mr. Chen’s common control.

On September 16, 2013, the Company entered into a written Definitive Agreement with GIA Investments Corp. (“GIA”), an unrelated party (the “Definitive Agreement”). Pursuant to the provisions of the Definitive Agreement, the Company would acquire Nownews Network pursuant to a stock purchase agreement, and the Company will fund the operations of Nownews for a period of approximately 8 months. Additionally, the Company desires to be acquired by an unidentified company (defined in the Definitive Agreement as “Company A”), pursuant to a stock exchange agreement, and Company A will be a participant in the OTCQB. As specified in the Definitive Agreement, GIA intends to acquire 15% of the issued and outstanding shares of Company A’s common stock for $3,000,000, and the Company intends that its existing shareholders will acquire 84% of the issued and outstanding shares of Company A’s common stock.

Pursuant to the Definitive Agreement, during September through December 2013, GIA funded an aggregate of $1,522,388 to the Company, which was recorded as “Subscriptions received in advance” on the Company’s consolidated balance sheet as of December 31, 2013. Subsequently, on May 23, 2014, the Company issued 3,000,000 common shares to GIA for the proceeds received.

During September through December 2013, Sky Media, the Company’s wholly-owned subsidiary, acquired 7,999,945 common shares (or 66.3%) of Nownews Network from Mr. Alan Chen for $1,522,388 (or NT$45 million). Mr. Alan Chen owned 10,169,945 shares (or 84.3%) of common stock of Nownews Network prior to the above transaction. Since the Company and Nownews Network were both entities under Mr. Chen’s common control prior to the transaction, it was deemed a restructuring transaction (the “Restructuring Transaction”) and the $1,522,388 disbursed from Sky Media to Mr. Chen was recorded as a return of capital.

On May 4, 2012, Nownews Network’s Shareholders’ Resolution approved the reduction of capital in the amount of $2,348,089 (NT$71,000,000) through returning and cancelling 7,100,000 shares of its common stock, to mitigate the accumulated losses, effective May 4, 2012. On May 4, 2012, Nownews Network’s Board of Directors approved the issuance of its common stocks of 5,200,000 shares, effective May 15, 2012. On May 15, 2012, Nownews Network issued 2,340,000 shares of its common stock to seventeen (17) investors for cash in the amount of $791,878 (NT$23,400,000), or NT$10 per share. On May 15, 2012, Nownews Network’s Board of Directors approved the debt conversion to its equity of 2,860,000 common shares in the amount of $967,851 (NT$28,600,000, or NT$10 per share), which includes $291,033 (NT$8,600,000), $338,409 (NT$10,000,000), and $338,409 (NT$10,000,000) due to Ms. Chiu-li Tu, Mr. Alan Chen, and Chung-Hwa United Telecom Co., Ltd., respectively, all valued at NT$10 per share. Nownews Network filed the above changes of registered capital (File No. 10184781310) with the Taipei City Government on June 29, 2012.

On March 29, 2013, Nownews Network’s Board of Directors approved the issuance of its common stock in the amount of $907,552 (NT$26,800,000), or 2,680,000 shares, effective May 3, 2013. On May 3, 2013, Nownews Network’s Board of Directors approved the aforementioned 2,680,000 shares to be issued to Mr. Alan Chen and Ms. Chiu-li Tu through debt conversion in the amount of $453,776 (NT$13,400,000, or 1,340,000 shares) and $453,776 (NT$13,400,000, or 1,340,000 shares), respectively, all valued at NT$10 per share. Nownews Network filed the above changes of registered capital (File No. 10284576910) with the Taipei City Government on June 10, 2013.

F-18

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2013, Nownews Network’s Board of Directors approved the issuance of its common stocks in the amount of $1,385,768 (NT$40,700,000, or 4,070,000 shares), effective November 4, 2013. On November 4, 2013, Nownews Network issued 1,200,000 shares of its common stock to Mr. Alan Chen for cash in the amount of $408,580 (NT$12,000,000), or NT$10 per share. On November 4, 2013, Nownews Network’s Board of Directors approved the debt conversion to its equity of 2,870,000 common shares in the amount of $977,188 (NT$28,700,000, or NT$10 per share), which includes $330,269 (NT$9,700,000, or 970,000 shares) and $646,919 (NT$19,000,000, or 1,900,000) shares to Mr. Alan Chen and Ms. Chiu-li Tu, respectively, all valued at NT$10 per share. Nownews Network filed the above changes of registered capital (File No. 10289599610) with the Taipei City Government on November 25, 2013.

Pursuant to the Restructuring Transaction, common stock and additional paid-in capital of Nownews Network as of December 31, 2012 were reclassified to “Paid-in Capital” as if the restructuring transaction had occurred as of January 1, 2012.

NOTE 11: COMMITMENTS AND CONTINGENCIES

(1) Operating commitments

Operating commitments consist of leases for office space, business use car, and copy machines under various operating lease agreements which expire in November, 2017.

Operating lease agreements generally contain renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company's obligations under various operating leases are as follows:

As of December 31,	Amount
2014	$250,884
2015	247,683
2016	239,260
2017	1,112
2018	-
Thereafter	-
Total minimum payments	$738,939

The Company incurred rental expenses of $321,604 and $243,114 for the years ended December 31, 2013 and 2012, respectively.

(2) Litigation

Defamation and General Matters

From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

Wang Matter

On April 4, 2010, Ms. Mei-hsin Wang filed a claim against Nownews Network in the Taiwan Taipei District Court (the “Taipei District Court”) in connection to a news article Nownews Network purchased from Eastern Television Co., Ltd. (“ETTV”). Ms. Wang claims that the news article published on Nownews Network’s website contained a false statement that harms the reputation of Ms. Wang. Ms. Wang seeks approximately $67,385 (NT$2 million) in compensatory damages and newspaper apology from ETTV and Nownews Network. On July 8, 2011, the Taipei District Court entered a judgment of first instance against ETTV and Nownews Network in the amount of approximately $20,216 (NT$600,000).

On August 8, 2011, Nownews Network appealed against the judgment of first instance to the Taiwan Superior Court (the “Superior Court”). On November 13, 2012, the Superior Court reversed the judgment of first instance and entered the judgment of second instance that Nownews Network and ETTV shall pay the plaintiff approximately $10,108 (NT$300,000) and $10,108 (NT$300,000), respectively, and apologize on the newspapers specified.

F-19

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November, 2012, Nownews Network filed a motion in the Supreme Court against the judgment of second instance. The Supreme Court denied the motion on December 19, 2013. Nownews Network has accrued contingent loss of approximately $10,108 (NT$300,000) for the year ended December 31, 2010. In addition, Nownews Network has accrued expenses related to the newspaper apology during the twelve months ended December 31, 2013 in the amount of approximately $23,585 (NT$700,000).

Election Matter

On March 7, 2013, Nownews Network received a letter from Taichung City Election Commission indicating the content of a news article published by Nownews Network on January 17, 2013 appears to violate the Civil Servants Election And Recall Act of Taiwan On October 4, 2013, the Central Election Commission (the “CEC”) determined that Nownews Network violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,846 (NT$500,000) and $16,846 (NT$500,000) on Nownews Network and Mr. Shu-sen Chang, former legal representative and former Chairman of Nownews Network, respectively.

On November 4, 2013, Nownews Network filed an appeal in the Administrative Appeal Committee under the Executive Yuan of Taiwan government against the decision of CEC based on the Taiwan Administrative Appeal Act. The Administrative Appeal Committee denied Nownews Network’s appeal on February 14, 2014. Nownews Network has recorded loss from lawsuit settlement of approximately $33,692 (NT$1,000,000) for the year ended December 31, 2013.

Election Matter (Yamedia)

The news article published on January 17, 2013, as described in Election Matter was published simultaneously by one of Nownews Network’s customers, Yamedia Inc. (“Yamedia”) based on the sales agreement between Yamedia and Nownews Network. According to the agreement, if the news content provided by Nownews Network violates any regulations or infringes on any copyrights, Nownews Network shall be responsible for any losses Yamedia may occur.

On October 8, 2013, the CEC determined that Yamedia violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,846 (NT$500,000) and $16,846 (NT$500,000) on Yamedia and the legal representative of Yamedia, respectively. Based on the above terms in the sales agreement, Nownews Network shall compensate the losses of approximately $33,692 (NT$1,000,000) for such penalty. Nownews Network has recorded loss from lawsuit settlement of approximately $33,692 (NT$1,000,000) for the year ended December 31, 2013.

NOTE 12: DISCONTINUED OPERATIONS

On December 27, 2013, Nownews Network’s Board of Directors approved the termination of operations of Nownews Network’s 55% owned subsidiary, Nownews International (see Note 1). The results of the subsidiary have been presented as a discontinued operation in the statements of income and comprehensive income. Operating results for the discontinued business are presented in the following tables:

For the Year Ended
December 31, 2013
Net revenue	$61,282
Cost of goods sold	(235,131)
Selling, general, and administrative expenses	(15,902)
Loss before income taxes	(189,751)
Income taxes	-
Net loss	$(189,751)

F-20

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net assets of discontinued operations as of December 31, 2013 were as follows:

Dedember 31,
2013
Cash & cash equivalents	$6,665
Accounts receivable, net	11,308
Advance to suppliers, net	57,060
Other current assets	15,265
Current assets	90,298
Accounts payable	36,441
Accrued expenses	4,070
Due to related parties	51,517
Current liabilities	$92,028

NOTE 13: RELATED PARTY TRANSACTIONS

Transactions

	For the Year Ended December 31,
	2013	2012
Sales to Chunghwa Wideband Best Network Co., Ltd.	$150,732	$288,938

Mr. Alan Chen, the sole director and controlling beneficiary shareholder of the Company, and a current Director and the former Chairman of Nownews Network, is also the Chairman and legal representative of Chunghwa Wideband Best Network Co., Ltd. The primary services provided by Nownews Network to Chunghwa Wideband Best Network Co., Ltd. was advertisement space on Nownews Network’s website and broadcasting right of the films owned by Nownews Network. During the twelve months ended December 31, 2013, the total revenue resulted from providing advertisement space and broadcasting right amounted to $60,647 (NT$1,800,000) and $56,200 (NT$1,668,000), respectively. For the twelve months ended December 31, 2012, the total revenue resulted from providing broadcasting right amounted to $220,351 (NT$6,540,000).

Due from related parties

	December 31,	December 31,
	2013	2012
Due from Chunghwa Wideband Best Network Co., Ltd.	$144,213	$304,525
Due from Ms. Chiu-li Tu	85,824	-
Due from Mr. Alan Chen	9,772	-
Due from Youchu International Digital Technology Co., Ltd.	6,704	-
Due from Chunghwa United Co., Ltd.	2,213	-
Due from Jin Hao Kang Marketing Co., Ltd.	2,213	-
Due from Chunghwa United International Development Co., Ltd.	-	20,654
Total	$250,939	$325,179

Ms. Chiu-li Tu is currently the Director of Supervisory Committee of Nownews Network. Mr. Chen and Ms. Tu are husband and wife. Mr. Alan Chen is the Chairman and legal representative of both Chunghwa Wideband Best Network Co., Ltd, Youchu International Digital Technology Co., Ltd., and Chunghwa United International Development Co., Ltd. Ms. Chiu-li Tu is the Chairman, Director, and legal representative of Chunghwa United Co., Ltd. and Jin Hao Kang Marketing Co., Ltd. Due from related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

F-21

WORLDWIDE MEDIA INVESTMENTS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Due to related parties

	December 31,	December 31,
	2013	2012
Due to Hwalian International Business Co., Ltd.	$5,707	$130
Due to Chunghwa United International Development Co., Ltd.	803	-
Due to Ms. Chiu-li Tu	-	141,136
Due to Mr. Alan Chen	-	103,270
Due to Chunghwa United Co., Ltd.	-	3,442
	$6,510	$247,978

Mr. Alan Chen is a current Director and the former Chairman of the Company. Ms. Chiu-li Tu is currently the Director of Supervisory Committee of the Company. Mr. Chen and Ms. Tu are husband and wife. Mr. Alan Chen is the Chairman and legal representative of Hwalian International Business Co., Ltd. and Chunghwa United International Development Co., Ltd. Ms. Chiu-li Tu is the Chairman, Director, and legal representative of Chunghwa United Co., Ltd. Due to related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

Guarantees

As of December 31, 2013 and 2012, Mr. Chen and Ms. Tu provided personal guarantees on short-term and long-term loans obtained by Nownews Network. In addition, the property collateralized for the short-term and long-term loans is owned by Mr. Chen and Ms. Tu (see Note 7).

NOTE 14: SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 14, 2014, the date which the consolidated financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2013 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.

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